EXHIBIT (d)(6)
POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints Martin Eric Weisberg, Esq. (the “Attorney-in-Fact”) with full power of substitution, the true and lawful attorney-in-fact for the undersigned, in the undersigned’s name, place and stead and on the undersigned’s behalf, to complete, execute and file with the United States Securities and Exchange Commission (the “Commission”), a statement on Schedule 13E-3 and any and all amendments thereto pursuant to Section 13(e)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and any other forms, certificates, documents or instruments that the Attorney-in-Fact deems necessary or appropriate in order to enable the undersigned to comply with the requirements of said Section 13(e)(3) and said rules and regulations.

This Power of Attorney shall remain in effect for a period of one year from the date hereof or until such earlier date as a written revocation thereof is filed with the Commission.

Dated: May 16, 2002

dick clark productions, inc.

By:	/S/ FRANCIS C. LA MAINA
Name: Francis C. La Maina Title: President and Chief Operating Officer

RICHARD W. CLARK

/S/ RICHARD W. CLARK

KAREN W. CLARK

/S/ KAREN W. CLARK

OLIVE ENTERPRISES, INC.

By:	/S/ RICHARD W. CLARK
Name: Richard W. Clark Title: Chief Executive Officer

FRANCIS C. LA MAINA

/S/ FRANCIS C. LA MAINA